UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 4, 2012


                         ROCKDALE RESOURCES CORPORATION
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                        000-52692              86-1061005
----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)


                        11044 Research Blvd., Suite A-200
                                Austin, TX 78759
                 ----------------------------------------------
          (Address of principal executive offices, including Zip Code)



             Registrant's telephone number, including area code: (512) 795-2300
                                                                 --------------


                                Art Design, Inc.
                                3636 S. Jason St.
                               Englewood, CO 80113
                      ------------------------------------
          (Former name or former address if changed since last report)



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Item 5.07. Submission of Matters to a Vote of Securities Holders.

     The special meeting of the Company's shareholders was held on May 4, 2012.

     At the meeting the following proposals were adopted by the Company's shareholders and directors.

     (1) an amendment to the Company's Articles of Incorporation to change the name of the Company to Rockdale Resources Corporation;

     (2) an amendment to the Company's Articles of Incorporation such that the Company would be authorized to issue 10,000,000 shares of preferred stock; and

     (3) an amendment to the Company's Articles of Incorporation to allow shareholders owning less than all of the Company's common stock to take action without a meeting in accordance with C.R.S. ss.7-107-104;

     The following is a tabulation of the votes cast with respect to these proposals.

                             Votes
                  -----------------------------       Broker
    Proposal      For        Against    Abstain      Non-Votes
    --------      ---        -------    -------      ---------

      1.       8,271,000     -               -         -
      2.       8,271,000     -               -         -
      3.       8,271,000     -               -         -

     The change of the Company's name will become effective on the OTC Bulletin Board when FINRA has approved the Company's notification of the name change.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 4, 2012                        ROCKDALE RESOURCES CORPORATION



                                          By: /s/ Michael Smith
                                              -------------------------------
                                              Michael Smith, Chief Executive
                                              Officer

                                       3

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